Exhibit 99.3

LAPIS TECHNOLOGIES INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
 STATEMENTS

LAPIS TECHNOLOGIES INC

INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED
 COMBINED BALANCE SHEET AND CONDENSED COMBINED STATEMENTS OF OPERATIONS

The accompanying unaudited pro forma condensed combined balance sheet combines the unaudited historical balance sheets of Lapis Technologies, Inc. and Subsidiaries (the “Company") and Micronet Ltd ("Micronet") as at June 30, 2012 as if the Company had consummated the acquisition of Micronet on June 30, 2012 instead of September 7, 2012.

The accompanying unaudited pro forma condensed combined statements of operations combine the unaudited historical statements of operations of each of the Company and Micronet  for the six months ended June 30, 2012 as if the Company had consummated the acquisition of Micronet on January 1, 2011. The accompanying unaudited pro forma condensed combined statements of operations also combine the audited historical statement of operations of the Company and Micronet for the year ended December 31, 2011, as if the Company had consummated the acquisition of Micronet on January 1, 2011.

The functional currency of Micronet is considered to be the NIS. The reports of Micronet were translated into US Dollar. Revenue and expense accounts were translated at the average rates during the period, assets and liabilities are translated at year-end rates and equity accounts were translated at historical rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of stockholders’ equity.

The Company has presented the accompanying unaudited pro forma condensed balance sheet and statements of operations for informational purposes only. The accompanying unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the Company’s results of operations actually would have been had the Company completed the acquisition of  Micronet  on June 30, 2012  and January 1, 2011, respectively. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future operating results of the combined companies. The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the audited and unaudited historical financial statements of Micronet included herein, and the audited historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2011 and the unaudited historical condensed consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 previously filed with the Securities and Exchange Commission.

LAPIS TECHNOLOGIES INC

Pro Forma Condensed combined Balance Sheet

As of June 30, 2012
(in thousands, unaudited)

	Lapis Technologies Inc (1)	Micronet Ltd (2)	Pro forma Adjustments		Pro forma consolidated
Assets
Current assets
Cash and cash equivalents	$2,951	4,787	3,000	(c)	$6,759
	-	-	325	(d)
	-	-	(4,304)	(i)
Marketable securities	-	2,957	-		2,957
Trade account receivables	5,537	3,638	-		9,175
Inventories	2,350	5,837	1,171	(l)	9,358
Other account receivables	808	444	217	(b)	1,469
Call option	-	-	404	(o)	404
Total current assets	11,646	17,663	813		30,122
Property and equipment, net	735	1,634	(176)	(b)	2,193
Long term deposit	25	17	-		42
Intangible assets, net	-	41	1,960	(f)	1,960
			(41)	(b)
Deferred tax assets	10	248	-		258
Total long term assets	770	1,940	1,743		4,453
Total assets	$12,416	19,603	2,556		$34,575
Liabilities and equity
Current liabilities:
Short term bank loans	$1,061	-	-		$1,061
Account payables	1,083	2,617	-		3,700
Current portion of long term loans and convertible debentures	1,625	691	1,500	(c)	3,816
Deferred tax liabilities	-	-	176	(n)	176
Other account payables	1,068	2,650	325	(d)	4,043
Total current liabilities	4,837	5,958	2,001		12,796
Long term loans and convertible debentures, net of current portion	3,210	579	628	(e)	4,417
Accrued severance pay, net	183	662	274	(a)	1,119
Prepaid income	-	72	-		72
Warrant liability	782	8	873	(c)	1,663
Put option	-	-	163	(o)	163
Excess of losses in affiliated company	58	-	-		58
Deferred tax liability	-	-	293	(n)	293
Total liabilities	9,070	7,279	4,232		20,581
Equity
Common stock	6	433	(433)	(j)	6
Additional Paid in capital	-	3,919	(3,919)	(j)	-
Capital fund for Share based payment	-	792	(792)	(j)	-
Non-controlling interests	-	-	6,299	(h)	6,299
Accumulated other comprehensive income	(188)	(593)	593	(j)	(188)
			4,623	(g)
Retained earnings	3,528	7,773	(274)	(a)	7,877
Total equity	3,346	12,324	(1,676)		13,994
total liability and equity	$12,416	19,603	2,556		$34,575

(1)	As reported in Lapis unaudited quarterly report on Form 10-Q for the six months ended June 30, 2012 filed with the SEC on August 14, 2012.

(2)	As reported in Micronet unaudited financial statements appears in this 8-K/A and translated to US Dollar.

LAPIS TECHNOLOGIES INC

Pro Forma Condensed combined Statements of Operations

Six months ended June 30, 2012
(in thousands , except per share data, unaudited)

	Lapis Technologies. Inc (1)	Micronet Ltd (2)	Adjustments		Pro forma Consolidated (3)

Revenues	$4,432	$14,424	$-		$18,856
Cost of revenues	2,915	8,953	1,171	(l)	13,039
Gross profit	1,517	5,471	(1,171)		5,817

Operating expenses:
Selling and marketing	175	304	-		479
Administrative and general	781	975	36	(p)	1,792
Research and development	109	796	-		905
Amortization of intangible assets	-	-	907	(k)	907

Total operating expenses	1,065	2,075	943		4,083

Income (loss) from operations	452	3,396	(2,114)		1,734

Financial income (expenses), net	(400)	112	(314)	(e)	(602)
Other income	4	-	-		4

Income (loss) before provision for income taxes	56	3,508	(2,428)		1,136
Provision (benefit) for income taxes	12	56	(312)	(q)	(244)
Equity in loss of affiliated company	(17)	-	-		(17)

Net income (loss)	27	3,452	(2,116)		1,363
Net income attribute to noncontrolling interests	-	-	866	(m)	866
Net income (loss) attribute to Lapis	$27	$3,452	$(2,982)		$497

Earnings per share attributable to lapis
Basic	$0.00				$0.08
Diluted	$0.00				$0.07

weighted average common shares outstanding:
Basic	6,483,000				6,483,000
Diluted	6,483,000				7,006,296

(1) As reported in Lapis unaudited quarterly report on Form 10-Q for the six months ended June 30, 2012 filed with the SEC on August 14, 2012.
(2) As reported in Micronet unaudited financials statements appears in this 8-K/A and translated to US Dollar.
(3) The Pro Forma condensed combined statements of operations for the six months ended June 30, 2012, does not include the onetime, non-recurring  gain on bargain purchase amounted to $4,623. In addition, it includes the amortization of backlog and inventory amounted to $ 1,415 which are amortized over a period less than one year.

The net income attribute to Lapis assuming the inclusion of the gain on bargain purchase of $4,623 would have been $5,120.

LAPIS TECHNOLOGIES INC

Pro Forma Condensed combined Statements of Operations

Year ended December 31, 2011
(in thousands , except per share data, unaudited)

	Lapis Technologies. Inc (1)	Micronet Ltd (2)	Pro forma Adjustments		Pro forma consolidated (3)

Revenues	$10,146	$12,545	$-		$22,691
Cost of revenues	6,297	8,920	1,171	(l )	16,388
	3,849	3,625	(1,171)		6,303
Gross profit

operating expenses:
Selling and marketing expenses	350	482	-		832
Administrative and general expenses	1,366	1,659	(29)	(p)	2,996
Research and development costs	240	1,446	-		1,686
Amortization of intangible assets	-	-	1,084	(k)	1,084
Total operating expenses	1,956	3,587	1,055		6,598

Income (loss) from operations	1,893	38	(2,226)		(295)

Financial income (expenses), net	(567)	1	(628)	(e)	(1,194)

Income (loss) before provision for income taxes	1,326	39	(2,854)		(1,489)
Provision (benefit) for income taxes	(77)	-	(338)	(q)	(415)
Equity in losses of affiliated company	(44)	-	-		(44)
Income from discontinued operation	-	144	-		144
Net Income (loss)	1,359	183	(2,516)		(974)
Net loss attribute to noncontrolling interests		-	(892)	(m)	(892)
Net income (loss) attribute to Lapis	$1,359	$183	(1,624)$		$(82)

Earnings (losses) per share attributable to lapis:
Basic	$0.21				$(0.01)
Diluted	$0.21				$(0.01)

weighted average common shares outstanding:
Basic	6,483,000				6,483,000
Diluted	6,483,000				6,483,000

(1) As reported in Lapis  audited annually  report  on Form 10-K  2011 as filed with the SEC on March 30, 2012.
(2) As reported in Micronet  audited financial statements appears in this 8-K/A and translated to  US Dollar.
(3) The Pro Forma condensed combined statements of operations for the twelve months ended December 31, 2012, does not include the onetime, non-recurring  gain on bargain purchase amounted to $4,623. In addition, it includes the amortization of backlog and inventory amounted to $ 1,415 which are amortized over a period less than one year.

The net income attribute to Lapis assuming the inclusion of the gain on bargain purchase of $4,623 would have been $4,541.

LAPIS TECHNOLOGIES INC

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, unaudited)

NOTE 1 -ACQUISITION

On September 7, 2012 (the “Closing Date”), Lapis Technologies, Inc. (“Lapis”) acquired 47.5% of the issued and outstanding shares of Micronet Ltd., (“Micronet”), which as a result of the transaction Lapis became the largest shareholder of Micronet and the legal controlling entity as we have the ability to nominate the majority of the board of directors.

Under the terms of the stock purchase agreement (the “Agreement”) Lapis acquired 8,256,000 ordinary shares of Micronet for 17.3 million NIS (approximately $4.3 million) . The Agreement also includes two call options granted to Lapis and a put option granted to the Sellers. Pursuant to the initial call option, Lapis is entitled to purchase from the Sellers, during the period beginning on the closing of the transaction and for 11 months thereafter, up to additional 996,000 ordinary shares of Micronet (5.73% of Micronet’s issued and outstanding shares) for a price of 2.1 NIS (approximately $0.525 per share currently) per share as adjusted based on the Israeli customers index. Under the second call option, Lapis is entitled to purchase from the Sellers up to additional 1,200,000 ordinary shares of Micronet (6.78% of Micronet’s issued and outstanding shares) for a price of 2.1 NIS per share as adjusted based on the Israeli customers index (currently reflecting $0.525 per share) plus 25% Micronet’s 2012 gross profit per share based on Micronet’s issued and outstanding shares as of December 31, 2012, up to maximum of 18,850,000 shares, but in any event such price per share shall not exceed 3 NIS (approximately $0.75 per share currently).  Pursuant to the put option granted to Sellers, the Sellers can cause the sale of up to an additional 1,000,002 ordinary shares constituting 5.73% of Micronet’s issued and outstanding shares for a price of 2.2 NIS per share (approximately $0.55 per share currently) as adjusted based on the Israeli customers index. The put option is in effect for the period that begins on the one-year anniversary of the closing of the transaction and ends on the 22-month anniversary of the closing of the transaction.

LAPIS TECHNOLOGIES INC

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS    (In thousands, unaudited)

The purchase consideration was allocated to the tangible assets and intangible assets acquired and liabilities assumed based on their estimated fair values. The fair value assigned to identifiable intangible assets acquired has been determined by using valuation methods that

Discount expected future cash flows to present value using estimates and assumptions determined by management. The Company determined that the fair values of assets acquired exceeded the purchase price by approximately $ 4,623. These estimates are subject to revision, which may result in significant adjustments to the values presented below, when the appraisals are finalized. The primary areas of the preliminary purchase price allocation that are not yet finalized relate to the fair values of intangible assets acquired and liabilities assumed, and resulting gain on bargain purchase. Purchased identifiable intangible assets are amortized on a straight-line basis over the respective useful lives. The table below summarizes the estimates of the fair value of assets acquired and liabilities assumed as the purchase accrued on June 30, 2012.

June 30, 2012 U.S. $ (in Thousands)

Current assets	$18,695
Derivative asset- call option	404
Property, plant and equipment	1,400
Non- current assets	268
Identifiable intangible assets:
Customer relations	918
Backlog	712
Core Technology	330
Total assets acquired	22,727
Current liabilities	4,689
Derivative liability- put option	163
Convertible notes	1,266
Long-term liabilities, including deferred taxes liability	1,383
Total liabilities assumed	7,501
Non controlling interest	5,664
Employees stock options	635
Gain on bargain purchase	4,623
Net assets acquired	$4,304

LAPIS TECHNOLOGIES INC

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, unaudited)

NOTE 2 - PRO FORMA ADJUSTMENTS

The Pro Forma condensed combined statements of operations for the twelve months ended December 31, 2012, does not include the onetime, non-recurring  gain on bargain purchase amounted to $4,623. In addition, it includes the amortization of backlog and inventory amounted to $ 1,415 which are amortized over a period less than one year.

The net income attribute to Lapis assuming the inclusion of the gain on bargain purchase of $4,623 would have been $4,514 and $5,120 for twelve months ended December 31, 2012 and Six months ended June 30, 2012, respectively.

The unaudited pro forma combined statements of operations and balance sheets reflect the affect of the following pro forma adjustments:

a.	Adjusted to record the GAAP difference between IFRS and US GAAP regarding accrued severance pay at Micronet amounted to $274.
b.	Adjusted to classify certain fixed assets and intangibles at Micronet recorded based on IFRS to long term receivables and fixed assets to be recorded based on US GAAP, respectively.
c.
Adjusted to record the borrowing of $3,000$ ($1,500 - were recorded as current portion) along with the issued warrants from UTA which financed the acquisition. The fair value of the warrants at issuance day was $873.

d.	Adjustment to record a borrowing of $325 from the company major shareholder, which financed the acquisition.
e.	Adjusted to record the interest expenses derived from the $3,000 borrowing of 8% per year and discount amortization amounted to $314 for six months ended in June 30, 2012 and $628 for the year ended.
f.	Adjusted to record the intangibles assets of $1,960 derived from the acquisition.
g.	Adjusted to record gain on bargain purchase derived from the acquisition of $4,623.

LAPIS TECHNOLOGIES INC

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, unaudited)

h.	Adjusted to record the non controlling interests and the value of vested employees stock option upon acquisition of $5,664 and $635, respectively.
i.	Adjusted to record the cash portion of the acquisition price of $4,304.
j.	Adjusted to record the elimination of the equity account of Micronet.
k.
Adjusted to record the amortization of intangibles assets amounted to $907 for the six months ended in June 30, 2012 and $1,084 for the fiscal year ended. Customer relations over 3 years, core technology over 5 years and backlog over two (2) quarters.

l.	Adjusted to record the step up of inventory to fair value upon acquisition and the decrease in that step up following amortization of $1,171.
m.	Adjusted to record the proportionate share of income attributable to non controlling interests.
n.	Adjusted to record the deferred tax liability.
o.	The call and put option derived upon acquisition amounted to $404 and $163 respectively, and were not revaluated on the pro forma statements of operations.
p.	Adjusted to record severance pay expense recorded based on IFRS into US GAAP amounted to $36 for the six months ended June 30, 2012 and $ (29) for the fiscal year ended.
q.	Adjusted to record the decrease in the deferred tax liability of $312 for the six months ended June 30, 2012 and $338 for the fiscal year ended.